Exhibit 99.2

CVie Therapeutics Limited Condensed Financial Statements for the Nine Months Ended September 30, 2018

CVIE THERAPEUTICS LIMITED

CONDENSED BALANCE SHEETS

(In Thousands of New Taiwan Dollars)

	September 30, 2018 (Unaudited)	December 31, 2017 (Audited)
ASSETS

CURRENT ASSETS
Cash	$1,974	$5,570
Accounts receivable, net (Note 6)	3,107	-
Inventories	2,918	-
Prepaid expenses (Note 7)	1,476	3,169
Other current assets (Note 8)	1,612	1,347

Total current assets	11,087	10,086

PROPERTY AND EQUIPMENT, NET (Note 9)	2,554	4,115

REFUNDABLE SECURITY DEPOSIT (Note 13)	936	688

TOTAL	$14,577	$14,889

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Short-term debt (Note 10)	$138,000	$85,500
Short-term debt - related parties (Note 17)	24,420	-
Accounts payable - related parties (Note 17)	5,838	-
Accrued expenses (Note 11)	36,309	31,610
Due to related parties (Note 17)	55,585	36,728
Other current liabilities (Note 12)	187	1,251

Total current liabilities	260,339	155,089

COMMITMENTS (Note 13)

MEZZANINE EQUITY (Note 14)
Redeemable preferred shares, $10 par value; 3,667 thousand shares authorized; 2,750 thousand shares issued and outstanding	225,669	225,669

SHAREHOLDERS' DEFICIT (Note 15)
Common shares, $10 par value; 200,000 thousand shares authorized; 20,403 thousand shares issued and outstanding	204,031	204,031
Additional paid-in capital	8,083	8,083
Accumulated deficit	(683,545)	(577,983)

Total shareholders' deficit	(471,431)	(365,869)

TOTAL	$14,577	$14,889

The accompanying notes are an integral part of the financial statements.

CVIE THERAPEUTICS LIMITED

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands of New Taiwan Dollars)

(Unaudited)

	For the Nine Months Ended September 30
	2018	2017

NET SALES	$3,862	$-

COST OF SALES	2,869	-

GROSS PROFIT	993	-

OPERATING EXPENSES
Research and development	90,633	224,999
General and administrative	12,549	13,375
Selling and marketing	3,216	879

Total operating expenses	106,398	239,253

OTHER INCOME (EXPENSE)
Interest income	10	15
Interest expense	(1,690)	(1,287)
Other gains and losses	1,523	977

Total other income (expense), net	(157)	(295)

NET LOSS AND COMPREHENSIVE LOSS	$(105,562)	$(239,548)

The accompanying notes are an integral part of the financial statements.

CVIE THERAPEUTICS LIMITED

CONDENSED STATEMENTS OF CASH FLOWS

(In Thousands of New Taiwan Dollars)

(Unaudited)

	For the Nine Months Ended September 30
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(105,562)	$(239,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expenses	842	777
Loss on disposal of property and equipment	254	-
Changes in operating assets and liabilities
Accounts receivable	(3,107)	-
Inventories	(2,918)	-
Prepaid expense	1,693	(1,132)
Other current assets	(265)	7,506
Accounts payable - related parties	5,838	-
Accrued expenses	4,699	11,694
Due to related parties	18,857	(8,724)
Other liabilities	(1,064)	(1,073)

Net cash used in operating activities	(80,733)	(230,500)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(793)	(3,560)
Proceeds from sale of property and equipment	1,258	-
Refundable security deposit	(248)	(77)

Net cash provided by (used in) investing activities	217	(3,637)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of redeemable preferred shares	-	225,669
Proceeds from short-term debt	52,500	-
Repayment of short-term debt	-	(15,500)
Proceeds from short-term debt - related parties	24,420	-

Net cash provided by financing activities	76,920	210,169

NET DECREASE IN CASH	(3,596)	(23,968)

CASH AT THE BEGINNING OF THE PERIOD	5,570	37,800

CASH AT THE END OF THE PERIOD	$1,974	$13,832

SUPPLEMENTARY DISCLOSURE OF CASH FLOWS INFORMATION
Interest paid	$1,321	$1,394
Income taxes refunded	1	33

The accompanying notes are an integral part of the financial statements.

CVIE THERAPEUTICS LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(In Thousands of New Taiwan Dollars, Unless Stated Otherwise)

1.	THE COMPANY AND DESCRIPTION OF BUSINESS

CVie Therapeutics Limited (the “Company,” “we,” “our,” or “us”), incorporated in Taiwan on September 17, 2013, is a clinical-stage biopharmaceutical company focused on developing first-in-class innovative drugs with novel mechanisms of action to improve outcomes for patients with cardiovascular and renal diseases, including heart failure and genotyping-specific hypertension. We also have a laboratory, that runs pre-clinical and research and development activities, in Italy.

We were formerly known as “CVie International Limited” and, effective May 19, 2015, we changed our name to “CVie Therapeutics Limited” to better reflect our stage of operations and development.

We were a wholly-owned subsidiary of CVie Therapeutics Company Limited (“CVie Cayman”). On August 5, 2015, we went through organizational restructuring which made CVie Cayman our wholly-owned subsidiary.

On March 2, 2016, we spun off CVie Cayman to better focus on our research and development business. Thus, we reduced our capital by returning our entire interest in CVie Cayman to the shareholders.

On December 21, 2018, our shareholders and CVie Investment Limited (“CVie Investment”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, entered into the Stock Purchase Agreement, pursuant to which CVie Investment acquired from our shareholders all of our outstanding common shares and Series A preferred shares. As a result, we are a wholly-owned subsidiary of CVie Investment. Immediately after the closing of the stock purchase, CVie Investment, Windtree Therapeutics, Inc. (“Windtree”) and a direct wholly owned subsidiary of Windtree (the “Merger Sub”) entered into an Agreement and Plan of Merger, pursuant to which Merger Sub merged with and into CVie Investment, with CVie Investment surviving as a wholly-owned subsidiary of Windtree.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The financial statements include all adjustments, consisting of normal recurring adjustments that the management believes are necessary for a fair presentation of the periods presented. These interim financial results are not necessarily indicative of results expected for the full fiscal year or for any subsequent interim period.

Use of Estimates

The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

Foreign currency transaction gains and losses are recorded in other income (expense), net, on the statements of operations. For the nine months ended September 30, 2018 and 2017, net foreign currency transaction gain was $1,777 thousand and $977 thousand, respectively.

Cash

Our cash consists of demand deposits with banks or financial institutions.

Fair Value of Financial Instruments

Financial instruments primarily consist of cash, accounts receivable, refundable security deposit, short-term debt, accounts payable, accrued expenses, and due to related parties. They are stated at their carrying value, which we believe approximates fair value due to the short period to the expected receipt or payment date of such amounts.

Accounts Receivable

Accounts receivable are trade receivables due from consignment sales. Accounts receivable are recorded net of allowance for doubtful accounts and commissions payable to the consignee. An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the financial statements, assessments of collectability based on an evaluation of historical and anticipated trends, the financial condition of our consignee and an evaluation of the impact of economic conditions.

Inventories

Inventories consist of finished goods held for sale stated at the lower of cost or market, which means current replacement cost provided that if should not (1) exceed net realizable value or (2) be lower than net realizable value less a normal profit margin. Inventory cost is determined on a first-in, first-out basis. We periodically review the composition of inventories in order to identify obsolete, slow-moving or otherwise unsaleable items. If unsaleable items are observed and there are no alternate uses for the inventory, we record a write-down to net realizable value in the period that the impairment is first recognized.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets (generally 3 to 5 years). Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Repairs and maintenance costs are charged to expense as incurred.

Upon disposal of property and equipment, the accounts are relieved of the costs and related accumulated depreciation and amortization, and resulting gains or losses are recorded in other income (expense), net, on the statements of operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment in accordance with authoritative guidance for impairment or disposal of long-lived assets. Long-lived assets are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. Long-lived assets are reported at the lower of carrying amount or fair value less cost to sell. For the year ended September 30, 2018, there was no impairment of the value of the Company's long-lived assets.

Retirement Benefit Plans

Our employees in Taiwan adopt a pension plan under the Labor Pension Act (the “LPA”), which is a state-managed defined contribution plan. Under the LPA, we make monthly contributions to employees’ individual pension accounts at 6% of monthly salaries and wages.

Our employees in our Italy laboratory are members of a state-managed retirement benefit plan operated by the government of Italy. We are required to contribute a specified percentage of payroll costs to the retirement benefit scheme to fund the benefits. Our obligation with respect to the retirement benefit plan is to make the specified contributions.

Payments to the plan are recognized as expenses when employees have rendered services entitling them to the contributions.

Mezzanine Equity

When determining the classification and measurement of our Series A Preferred share. We comply with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity. Preferred share subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable preferred share (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred share is classified as permanent equity.

Revenue Recognition

We sell our products through consignment arrangement with our sole distributor (the “Consignee”), a third party. We recognize revenue when sales to ultimate customers occur, at which point control of the products transfers from the consignor to the end customers, in accordance with ASC 606, Revenue from contracts with customers.

Employees’ Compensation and Remuneration of Directors and Supervisors

Employees’ compensation and remuneration of directors and supervisors are accrued at the rates no less than 10% and no higher than 1%, respectively, of net profit before income tax, employees’ compensation, and remuneration of directors and supervisors. We incurred net loss for the nine months ended September 30, 2018 and 2017; therefore, no employees’ compensation, and remuneration of directors and supervisors were accrued.

If there is a change in the amounts before the annual financial statements were authorized, the differences are recorded as a change in expenses. If there is a change in the amounts after the annual financial statements were authorized, the differences are recorded as a change in accounting estimate.

Research and Development

Research and development (“R&D”) costs are expensed as incurred and include costs paid to third-party contractors to perform research, conduct clinical trials and develop and manufacture drug materials.

Costs incurred related to the purchase of in-process research and development (“IPR&D”) for early-stage products or products that are not commercially viable and ready for use, or have no alternative future use, are charged to expense in the period incurred. Costs incurred related to the licensing of products that have not yet received regulatory approval to be marketed, or that are not commercially viable and ready for use, or have no alternative future use, are charged to expense in the period incurred.

In July 2017, we purchased patents of our two new drugs, Rostafuroxin and Istaroxime, for our IPR&D from third parties at a total amount of $120,520 thousand. The patents have no alternative future use, and thus we expensed the purchase costs.

Income Taxes

We account for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Because we have never realized a profit, management has fully provided with allowance the net deferred tax asset since realization is not assured.

Concentration of Supplier and Credit Risk

We currently sell only one product that is purchased from a single supplier, Lee's Pharmaceutical (Hong Kong) Limited (“Lee's HK”), a subsidiary of Lee’s Holding. If delivery of such product from Lee's HK was interrupted for any reason, we may be unable to ship our commercial products.

We are potentially subject to a concentration of credit risk with respect to the accounts receivable that is due from our single consignee. If the financial condition and operations of the consignee deteriorate, our risk of collection could increase substantially.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

ASC 606 (ASU 2014-09, 2016-10 and 2016-12)

In May 2014, the FASB issued a new standard related to revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued an amendment to defer the effective date. The new standard is effective for fiscal years beginning after December 15, 2018 for nonpublic company, and early adoption is permitted for annual reporting periods beginning after December 15, 2016. In March and April 2016, the FASB issued two accounting updates to clarify the implementation guidance on principal versus agent considerations, performance obligations and the licensing. In addition, the FASB issued another accounting update in May 2016 to address narrow-scope improvements to the guidance on collectability, noncash consideration, and completed contracts at transition and provides a practical expedient for contract modifications at transition. The new guidance is required to be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. Since we began to generate revenue from sale of product in 2018, we elected to early adopt this amendment. The adoption of this new standard did not have a material impact on our financial position, results of operations, cash flow and financial statement disclosures.

ASC 740 (Accounting Standards Update (“ASU”) 2015-17)

In November 2015, the FASB issued an accounting update to simplify the presentation of deferred income taxes. The amendment requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this guidance. This amendment is effective prospectively or retrospectively for annual periods beginning after December 15, 2017 for nonpublic company, and early application is permitted. The adoption of this amendment did not have a material impact on our results of operations, financial position or cash flow.

Recently Issued Accounting Pronouncements Not Yet Adopted

ASC 825 (ASU 2016-01)

In January 2016, the FASB issued an accounting update regarding the subsequent measurement of equity investment. The amendment requires all equity investment to be measured at fair value with changes in the fair value recognized through net income other than those accounted for under equity method of accounting or those that result in consolidation of the investee. The amendment also simplifies the impairment assessment of equity investments without readily determinable fair value by requiring assessment for impairment qualitatively and eliminating the complexity of the other-than-temporary impairment guidance. For financial reporting, the amendment requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. In addition, the amendment eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost. This amendment is effective for fiscal years beginning after December 15, 2018 for nonpublic company, and early application is prohibited. The adoption of this amendment is not expected to have a material impact on our financial position, results of operations, cash flow and financial statement disclosures.

ASC 842 (ASU 2016-02 and 2018-01)

In February 2016, the FASB issued a new standard regarding leases (Topic 842). The new standard requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases other than that the entity elects the short-term lease recognition and measurement exemption. Qualitative and quantitative disclosures will be enhanced to better understand the amount, timing and uncertainty of cash flows arising from leases. In January 2018, the FASB issued an amendment permits an entity to elect an optional transition practical expedient to not evaluate under Topic 842 land easements that exist or expired before the entity’s adoption of Topic 842 and that were not previously accounted for as leases under Topic 840, the current standard regarding leases. The guidance is effective for fiscal years beginning after December 15, 2019 for nonpublic company, and early adoption is permitted. We plan to adopt these standards on the effective date by recording a cumulative effect adjustment to the opening balance of retained earnings on January 1, 2019.

As we continue to evaluate the impact of the adoption of these standards, we anticipate recognition of additional assets and corresponding liabilities related to leases on our balance sheets with no material impact to our statements of operation. We plan to elect the practical expedients upon transition that will retain the lease classification and initial direct costs for any leases that existed prior to the adoption of these standards. We will not reassess whether any contracts entered into prior to the adoption are leases. We are in the process of implementing a new lease accounting system and updating our controls and procedures for maintaining and accounting for our lease portfolio under the new guidance.

ASC 326 (ASU 2016-13)

In June 2016, the FASB issued an accounting update to amend the guidance on the impairment of financial instruments that are not measured at fair value through profit and loss. The amendment introduces a current expected credit loss (“CECL”) model based on expected losses rather than incurred losses to estimate credit losses on financial instruments measured at amortized cost and requires a broader range of reasonable and supportable information to estimate expected credit loss. In addition, under the amendment, an entity recognizes an allowance for expected credit losses on financial instruments measured at amortized cost and available-for-sale debt securities rather than the current methodology of delaying recognition of credit losses until it is probable a loss has been incurred. The amendment is effective for fiscal years beginning after December 15, 2020 for nonpublic company, and earlier adoption is permitted as of the fiscal years beginning after December 15, 2018. The adoption of this amendment is not expected to have a material impact on our financial position, results of operations, cash flow and financial statement disclosures.

4.	LIQUIDITY RISKS AND MANAGEMENT’S PLANS

As of September 30, 2018, we had cash of $1,974 thousand and current liabilities of $260,339 thousand. In June 2018, we started to generate revenue from sale of product, though the gross profit from the sales was not able to cover our operating expenses. Thus, we have incurred losses and negative cash flows from operations, including a net loss of $105,605 thousand and $220,340 thousand for the nine months ended September 30, 2018 and 2017, respectively, and cash used in operations of $80,734 thousand and $230,500 thousand for the nine months ended September 30, 2018 and 2017, respectively.

We have incurred operating losses and has an accumulated deficit as a result of ongoing efforts to develop product candidates, including conducting preclinical and clinical trials and providing general and administrative support for these operations. We expect to continue to incur losses and will require additional capital from our parent company, Windtree, to support our operations, develop our product candidates, and satisfy existing obligations, and we do not currently have sufficient cash and cash equivalents for at least the next year following the date that the financial statements are issued. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

To alleviate the conditions that raise substantial doubt about our ability to continue as a going concern, Windtree plans to secure additional capital through a combination of public or private equity offerings, and strategic transactions, including potential alliances and collaborations, as well as potential strategic corporate transactions. If such transactions are not available, or if available, Windtree remains unable to secure sufficient capital to develop our product candidates, we would likely not have sufficient cash resources and liquidity to fund our business operations, which could significantly limit our ability to continue our operations and develop our product candidates. If Windtree is unable to raise the required capital, we may be forced to curtail some or all of our activities and, ultimately, cease operations. Accordingly, management has concluded that substantial doubt exists with respect to our ability to continue as a going concern through one year after the issuance of the accompanying financial statements.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business, and do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

5.	FAIR VALUE MEASUREMENTS

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 - quoted prices in active markets for identical assets and liabilities.

•

Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our financial instruments primarily consist of cash, accounts receivable, refundable security deposit, short-term debt, accounts payable, accrued expenses, and due to related parties. As of September 30, 2018 and December 31, 2017, the carrying values approximated their fair values due to the short period to the expected receipt or payment date of such amounts.

6.	ACCOUNTS RECEIVABLE

As of September 30, 2018, the accounts receivable were net of the commission payable to our consignee in the amount of $52 thousand.

7.	PREPAID EXPENSES

	September 30, 2018	December 31, 2017

Prepaid insurance	$80	$166
Prepaid R&D expenses	737	2,424
Others	659	579

	$1,476	$3,169

8.	OTHER CURRENT ASSETS

	September 30, 2018	December 31, 2017

Value added tax, net	$1,412	$1,335
Others	200	12

	$1,612	$1,347

9.	PROPERTY AND EQUIPMENT

	September 30, 2018	December 31, 2017

Computer and telecommunications equipment	$780	$794
Laboratory equipment	2,416	3,707
Office equipment	366	596
Leasehold improvements	344	256
Computer software	1,028	1,004
	4,934	6,357
Less accumulated depreciation	(2,380)	(2,242)

Property and equipment, net	$2,554	$4,115

Depreciation expense on property and equipment for the nine months ended September 30, 2018 and 2017 was $842 thousand and $777 thousand, respectively.

10.	SHORT-TERM DEBT

In September 2016, we entered into a $90,000 thousand 12 months revolving credit facility that was later renewed and increased to $180,000 thousand in September 2017. The credit facility is guaranteed by Lee’s Pharmaceutical Holding Limited (“Lee’s Holding”), which is required to pledge bank deposits in the amount of 110% of the actual borrowing amount.

As of September 30, 2018 and December 31, 2017, the outstanding principal was $138,000 thousand and $85,500 thousand, respectively, and the interest was accrued at the rate of 1.6555%-1.6610% and 1.657%-1.6579%, respectively, payable monthly in cash.

11.	ACCRUED EXPENSES

	September 30, 2018	December 31, 2017

Patent maintenance fee payable	$16,316	$15,661
Clinical trial payable	11,255	11,364
Contracted research expense	4,567	996
Compensation and employee benefits	2,638	1,790
Professional fee payable	688	646
Consultancy fee	444	416
Interest expense	188	104
Others	213	633

	$36,309	$31,610

12.	OTHER CURRENT LIABILITIES

	September 30, 2018	December 31, 2017

Payable for withholding taxes	$138	$1,136
Others	49	115

	$187	$1,251

13.	COMMITMENTS

a.	Operating leases

Operating leases relate to leases of office space and office equipment with lease terms between 1 and 5 years. We do not have a bargain purchase option at the expiration of the lease period.

Lease expense on our operating leases was $2,633 thousand and $2,290 thousand for the nine months ended September 30, 2018 and 2017, respectively.

The future minimum lease payments for non-cancellable operating lease commitments are as follows:

September 30, 2018

As of September 30, 2019	$2,803
As of September 30, 2020	2,955
As of September 30, 2021	2,688
As of September 30, 2022	2,761
As of September 30, 2023	2,768
Thereafter	748

$14,723

As of September 30, 2018 and December 31, 2017, the refundable lease deposits paid were $935 thousand and $688 thousand, respectively.

b.	Research and development agreements

As of September 30, 2018 and December 31, 2017, the promised amounts for contracts for our two new drugs’ clinical trials activities were $66,749 thousand and $21,250 thousand, respectively.

14.	MEZZANINE EQUITY

The Company’s board of directors resolved on April 12, 2017 to issue 2,750 thousand Series A Preferred shares (the “Series A”) in cash, with a par value of $10, for a consideration of $82.05 per share. The record date of issuing Series A was June 2, 2017, and the registration with the government was completed on June 30, 2017. The rights, obligations and other important conditions for issuing the Series A are as follows:

a.

The Series A are non-cumulative. When we distribute earnings or capital surplus as dividend, the Series A shareholders have the same right to receive dividends as the holders of common share and have the same distribution order and ratio;

b.

In an event of any liquidation, dissolution or winding up of the Company, the proceeds shall be used first to pay the Series A shareholders their original investment amount plus accrued dividends, if any. Then, any remaining proceeds are distributed to the holders of Series A and common share shareholders on a pro rata basis.

c.

In an event that we are merged by or become a subsidiary of other company in a business combination or that we sell, lease, transfer, exclusively license, or by any other means dispose all or substantially all of our assets, we should redeem the entire outstanding Series A at the price described above, unless 60% of Series A shareholders elect not to do so.

d.	The Series A shareholders have rights to vote and be elected in a shareholders’ meeting, and the determination of number of votes is the same as the common shares.
e.

If we intend to issue new common shares for capital increase in cash, and the price per share is lower than the subscription price of Series A share, we shall obtain an approval from the Series A shareholders in a meeting.

f.	We shall not undertake any of the following decisions or actions without the consent of at least 50% of the Series A shareholders:

1)

Liquidate, dissolve or wind-up; merge by or become a subsidiary of other company in a business combination; or sell, lease, transfer, exclusively license, or by any other means dispose all or substantially all of our assets.

2)	Amend, alter, or repeal any provision of the Articles of Incorporation in a manner adverse to the Series A shareholders.

3)	Issue any preferred share having rights, preferences or privileges senior to or on parity with the Series A shares, or issue another Series A preferred shares.

4)	Purchase or redeem or pay any dividend on any capital share that have higher priority than the Series A.

5)	Issue any debt security, except for the needs for equipment leases or bank loan.

6)	Acquire or increase investment in any subsidiary, except for our wholly-owned subsidiary, or dispose of any subsidiary or all or substantially all of any subsidiary’s assets.

7)	Increase or decrease the number of directors stated in the Articles of Incorporation.

8)

Issue common shares at a price lower than the Series A’s issuance price, or issue convertible preferred shares or convertible corporate bonds with a conversion price lower than the Series A’s issuance price.

g.

The Series A shareholders have the right to convert their one Series A share for one common share, in whole or in part, at any time. Within the scope of relevant regulations, the anti-dilution provisions applicable to common shares, including the preemptive right when issuing new shares, shall be also applicable to the Series A.

h.

Three years after the issuance date, the Series A shareholders may request us to redeem the entire class of Series A at the price of original investment amount plus accrued dividends, if any. The redemption should be paid in three years and equal portion.

Our Series A have certain redemption rights that we consider to be outside of our control. Accordingly, the Series A are presented as temporary equity on the balance sheets.

15.	SHAREHOLDERS’ DEFICIT

a.	Common share

On February 6, 2016, the Company’s board of directors resolved to carry out a capital reduction plan that reduced the Company’s capital by $110,000 thousand, eliminated 11,000 thousand shares, and returned the capital to the shareholders by properties other than cash, i.e., the Company’s entire equity interest (13,500 thousand shares) in CVie Cayman. The reduction rate was 35.03%, and the transaction price was $8.15 per share. The capital reduction was resolved in the special shareholders’ meeting held on March 2, 2016. The record date of the capital reduction was March 2, 2016, and the registration with the government was completed on March 25, 2016.

b.	Additional paid-in capital (“APIC”)

Our APIC consist of $124 thousand arising from shares issued in excess of par and $7,959 arising from the difference between consideration received and the carrying amount of the subsidiary’s net assets during actual disposal transactions as described in the above capital reduction and return of capital in 2016. The above APIC may be used to offset a deficit, and when we have no deficit, such APIC may be distributed as cash dividends or transferred to share capital (limited to a certain percentage of our APIC and once a year.

c.	Accumulated deficit and dividend policy

Under the dividend policy as set forth in the amended Articles, where the Company made profit in a fiscal year, the profit shall be first utilized for paying taxes, offsetting losses of previous years, setting aside as legal reserve 10% of the remaining profit, setting aside or reversing special reserve in accordance with the laws and regulations, and then any remaining profit together with any undistributed retained earnings shall be used by the Company’s board of directors as the basis for proposing a distribution plan, which should be resolved in the shareholders’ meeting for distribution of dividends and bonus to shareholders.

The Company’s dividend policy is in line with the current and future development plans, taking into account the investment environment, capital requirements, and domestic and foreign competition conditions as well as the interests of shareholders. When making appropriation of earnings, dividends to shareholders should not be less than 50% of distributable earnings; when, the accumulated earnings is less than 50% of the Company’s paid-in capital, distribution may not be made. Distribution of earnings can be made in cash or in share, of which cash dividend shall not be less than 30% of total dividends declared.

Appropriation of earnings to legal reserve shall be made until the legal reserve equals the Company’s paid-in capital. Legal reserve may be used to offset deficit. If the Company has no deficit and the legal reserve has exceeded 25% of the Company’s paid-in capital, the excess may be transferred to capital or distributed in cash.

Except for non-Taiwan resident shareholders, all shareholders receiving dividends are allowed a tax credit equal to their proportionate share of the income tax paid by the Company.

There were no appropriations of earnings for 2017 and 2016 because the Company had accumulated deficit.

16.	INCOME TAX

a.	The major components of tax expense recognized in profit or loss

The reconciliation of income tax benefit calculated at the statutory rate statutory tax rate with income tax expense recognized in profit or loss is summarized as follows:

	For the Nine Months Ended September 30
	2018	2017

Income tax benefit calculated at the statutory rate	$(21,112)	$(40,723)
Nondeductible expenses in determining taxable income	48	45
Unrecognized loss carryforwards	23,155	17,398
Unrecognized deductible temporary differences	(2,091)	23,280

Income tax expense recognized in profit or loss	$-	$-

The statutory income tax rate is 20% and 17% for 2018 and 2017, respectively.

The Income Tax Act in Taiwan was amended in 2018 and the corporate income tax rate was adjusted from 17% to 20% effective in 2018. In addition, the rate of the corporate surtax applicable to 2018 unappropriated earnings has been reduced from 10% to 5%. This change of income tax rate increased our deferred tax assets and related valuation allowance by $17,050 thousand.

b.	Deferred income tax

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows:

	September 30, 2018	December 31, 2017

Deferred tax assets (liabilities)
Net operating loss carryforwards	$110,275	$74,052
Amortization of patent	22,441	20,497
Others	2,014	2,067
Total deferred tax assets (liabilities)	134,730	96,616
Valuation allowance	(134,730)	(96,616)

Net deferred tax assets (liabilities)	$-	$-

We are in a net deferred tax asset position at September 30, 2018, December 31, 2017 and September 30, 2017 before the consideration of a valuation allowance. Because we have never realized a profit, management has fully provided with allowance the net deferred tax asset since realization is not assured.

c.	Income tax assessments

Our tax returns through 2017 have been assessed by the tax authorities.

17.	RELATED PARTY TRANSACTIONS

a.	Purchase of inventory

During 2018, we purchased $5,790 thousand inventory from our sole supplier, Lee’s HK. As of September 30, 2018, the outstanding balance of accounts payable to Lee’s HK was $5,838 thousand.

b.	Research and development

We extensively rely on contract research organizations (“CROs”), including Zhaoke Pharmaceutical (Hefei) Co., Ltd. (“Zhaoke HF”) and Zhaoke Pharmaceutical (Guangzhou) Co., Ltd. (“Zhaoke GZ”), subsidiaries of Lee’s Holding, to perform most of our preclinical and clinical trial activities, including document preparation, site identification, screening and preparation, pre-study visits, training, program management and bioanalytical analysis. The expenses incurred and amount due to Zhaoke HF and Zhaoke GZ depend on the milestone set out in the contracts. The following table summarizes the account and transaction balances we have with the related parties:

Line Items	Name of Related Party	September 30, 2018	December 31, 2017

Due to related parties	Zhaoke HF	$28,739	$29,460
	Zhaoke GZ	18,809	-

		$47,548	$29,460

		For the Nine Months Ended September 30
Line Items	Name of Related Party	2018	2017

Research and development expenses -	Zhaoke GZ	$19,869	$-
contract research expense	Zhaoke HF	869	10,206

		$20,738	$10,206

c.	Financing

As of September 30, 2018, we borrowed $24,420 thousand (US$800 thousand) from Lee's Pharmaceutical International Limited (“Lee’s Intl”), a subsidiary of Lee’s Holding. The borrowing was recorded in short-term debt - related parties with an annual interest rate of 4%, which was comparable to the market interest rate. The interest expense was $285 thousand for the nine months ended September 30, 2018, and the accrued interest was $285 thousand as of September 30, 2018, reported in due to related parties.

d.	Others

Some of our overseas expenses, such as CRO expenses, traveling expenses, service fees, trial material and supplies were paid by related parties on our behalf. The following table summarizes the payables due to them:

Line Items	Name of Related Party	September 30, 2018	December 31, 2017

Due to related parties	Lee’s HK	$1,851	$1,607
	CVie Cayman	5,850	5,661
	Others	51	-

		$7,752	$7,268